UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015 (December 31, 2014)

CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 MURRAY HILL PARKWAY, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 935-3232

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

Jonathan Rothschild resigned as a director of CCA Industries, Inc. effective December 31, 2014. Mr. Rothschild stated in his resignation letter, received by Company on January 7, 2015, that his resignation was not the result of any disagreements with the Company.

Furnished as Exhibit 99.1 is a copy of the press release issued by the Company on January 8, 2015 announcing that Jonathan Rothschild resigned as a director of the Company effective December 31, 2014, and that Mr. Rothschild stated in his resignation letter that his resignation was not the result of any disagreements with the Company.

Item 9.01 Exhibits

The following exhibits are annexed hereto:

99.1 Press release issued January 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Dated:             January 12, 2015

CCA Industries, Inc. x

By: /s/  Stephen A. Heit
Stephen A. Heit
Executive Vice President
Chief Financial Officer